Company Overview

 Shareholder Update
May 30, 2007

Safe Harbor Statement This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for SiriCOMM’s markets and the demand for its products.  These risks and uncertainties can affect actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by us, or on our behalf. Please refer to SiriCOMM’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Opening Comments

First 100 days

Improving financials

Cash burn rate reduction of approximately 30%

Staff

Contract elimination

Improved company focus

Network performance

Cost of service

Component failures

Product development – open platform

Network agnostic to data services

Team development

Cohesive management team

Kansas City and Joplin presence

Current Focus –
                                Network

Network – Quality is focal point

Working to improve network availability and performance

Cisco Access Point Deployment

Improves coverage

Next day on-site repair

Baseline code enhancement – Rate limiting

Consistent user performance

Rate limiting per session

Capacity cap limiting per day, week, monthly usage

Significant improvement in bandwidth utilization – Abusers eliminated

Drive further revenue

Sentinel introduced as cohesive tool for use by Operations and Call Center

Used to monitor network performance and status

Register customer comments for corrective action

siricomm

InTouch by siricomm

MyConvoy.com

PULSE ST

MONT.
N. DAK.
MICHIGAN
OREGON
Helena
IDAHO
WYO.
NEV.
Reno
NEBR.
Denver
Omaha
KANSAS
COLO.
Las Vegas
ARIZONA
Phoenix
Dallas
TEXAS

May 2007 Company Proprietary - Confidential

Current Focus –
                                Product Segmentation

Internet Service
Provider

Demographic
Specific Content

Business Intelligent
Data Platform

Internet Access

Over 475 locations
throughout US

Social Networking

Aimed specifically at
the trucking industry

Targeted Information

the “in spot”

Data linkage between
trucks and owners

Idle time reporting

Fuel authorization

Truck performance

Strategic Impacts

True Revenue vs. Cost Assessment

Product Life Cycle Planning

R-Fuel -ID

Current Focus –
                                Product Segmentation

MyConvoy

Soft Launch (Beta Test)

Over 600 users after 8 weeks of soft-launch

Engaged users – over 11 page views per visit

Interest in advertising growing

Hard launch planned for Summer

Landing page for InTouch

Additional functionality

Promotional campaign

Current Focus –
                                Product Segmentation

Data Products

Developing relationships with key Hardware providers

Defining remote access applications

OEM’s

Fleets

Other Hardware providers

Demonstrated fuel authorization concept to major Fleet

Continuing participation in industry developments and
standards

Current Focus –
                                Customer Segmentation

Customer Segmentation

Better understanding of true customer

Defined relationship between products and revenue stream

Primary target customers

Over-the-Road Drivers

Fleet Operators

Truck Stop Operators

OEMs

Hardware Providers (Trucking communications)

siriCOMM

InTouch by siriCOMM

MyConvoy.com

PULSE ST

MyConvoy.com

InTouch by siriCOMM

MyConvoy.com

InTouch by siriCOMM

MyConvoy.com

May 2007 Company Proprietary - Confidential

Current Focus –
                                Customer Segmentation

Target Customers

Over-the-road truck
drivers

Trucking Fleets

Truck Stop Operators

Other

OEMs

Hardware Providers

Logistic Parks

Service Providers

SiriCOMM Services

Customer Needs

Simplify life on the road.

Personal business

Entertainment

Reduce costs

Driver data

Fuel

Safety/Insurance

Compliance

Relationship

Differentiation

Fraud/Theft Reduction

Reporting

Exposure

Opportunity development

Data
Services

R-Fuel -ID

R-Fuel -ID

Near Term Goals

Position for significant growth

Quality is paramount

Network

Customer satisfaction

Develop diverse revenue

InTouch growth

MyConvoy advertisement sales

Fleet, OEM, TSO’s, Hardware providers, etc.

Data service applications (Proprietary)

Data transmission services (Agnostic)

Company development to equal success in the market place

Guiding Goals:

Be the ISP of choice for the Professional Truck Driver and travelers

MyConvoy.com becomes “The Trucking Industry Portal” – advertisers best option to reach a targeted demographic

The #1 Network for proprietary and other data services for the Trucking industry

Select Financials –
                                YE 2006 vs. YE 2005

                  YE 2006                              YE 2005      % Gain / (Decline)

Revenue          $1,057,545                               $   193,741         446%

Operating Expense             $7,875,901                               $3,429,986         (130%)

Net Income                                     ($7,229,933)                             ($3,261,610)      (122%)

Earnings Per Share                 ($.31)              ($.18)         (72%)

Cash Consumed                       $4,561,133                                $3,060,012           (49%)

Revenue Growth is strong, but consumes significant Bandwidth

100% from In-Touch

Satellite Access Fees:  $.38M/198% of revenue in 2005, $1.0M/95% of revenue in 2006

G&A grows by 90% from $1.18M to $2.24M due to engaging IR firms, loan issuance costs, litigation/settlement expenses and increased network maintenance costs.

Salaries grow by 47% from $1.12M to $1.63M

Average Cash Consumption grows from $255K a month to $380K a month.

Select Financials –
                                6M 2007 vs. 6M 2006

                                                                        PE 3/31/07    PE 3/31/06                                 % Gain / (Decline)

Revenue                                    $1,078,834     $  355,696     201%

Operating Expense            $3,988,269 $2,186,968                                    (82%)

Net Income                                                ($2,947,996)    ($2,251,108)                                  (31%)

Earnings Per Share                 ($.12)              ($.10)         (20%)

Cash Consumed                      $1,153,491 $2,180,269                                47%

Revenue Growth continues to be strong, but still consumes significant Bandwidth

96% from In-Touch

Satellite Access Fees as a Percent of Revenue declines to 85%

G&A grows 89% from $.69M to $1.31M due to a vesting of deferred compensation for a consulting agreement, engaging IR firms, increased network maintenance costs.

Increased revenue, cost cutting, vendor payment delays/settlements and minimal network investment reduces Average Cash Consumption from $363K a month to $192K a month.

Going forward

Investment in network quality expected to drive continued revenue growth

Product & revenue diversification expected to further drive revenue and improve operating leverage